UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Lions Gate Entertainment Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission file number: 001-14880
British Columbia, Canada		N/A
(State of incorporation or organization)		(IRS Employer Identification No.)

250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8 and 2700 Colorado Avenue Santa Monica, California 90404 (Address of Principal Executive Offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A voting shares, no par value	The New York Stock Exchange

Class B non-voting shares, no par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-212792

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A voting shares, no par value per share, and the Class B non-voting shares, no par value per share, of Lions Gate Entertainment Corp. (the “Registrant” or “Lions Gate”) to be registered hereby is set forth under the heading “Description of Lions Gate Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-4 (File No. 333-212792) initially filed with the Securities and Exchange Commission on August 1, 2016, as amended from time to time, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

3.1	Form of Articles of Lions Gate (incorporated by reference to Exhibit A-5 to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

3.2	Form of Notice of Articles of Lions Gate (incorporated by reference to Exhibit A-4 to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

4.1

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Liberty Global plc, and Liberty Global Incorporated Limited (incorporated by reference to Exhibit 10.2 of Form 8-K filed by Lions Gate on July 1, 2016)

4.2

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Discovery Communications, Inc., and Discovery Lightning Investments Ltd. (incorporated by reference to Exhibit 10.3 of Form 8-K filed by Lions Gate on July 1, 2016)

4.3

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto, including certain affiliates of Dr. John C. Malone (incorporated by reference to Exhibit 10.4 of Form 8-K filed by Lions Gate on July 1, 2016)

4.4

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto, including certain affiliates of Mark H. Rachesky, M.D., (incorporated by reference to Exhibit 10.5 of Form 8-K filed by Lions Gate on July 1, 2016)

4.5

Amendment to Voting and Standstill Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Liberty Global plc, Discovery Lightning Investments Ltd., Dr. John C. Malone, MHR Fund Management, LLC, Liberty Global Incorporated Limited, Discovery Communications, Inc. and certain affiliates of MHR Fund Management, LLC (incorporated by reference to Exhibit 10.7 of Form 8-K filed by Lions Gate on July 1, 2016)

4.6

Amendment No 1. to Investor Rights Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., MHR Fund Management, LLC, Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd., Liberty Global plc, Discovery Communications, Inc., and the affiliated funds of MHR Fund Management, LLC party thereto (incorporated by reference to Exhibit 10.8 of Form 8-K filed by Lions Gate on July 1, 2016)

Exhibit Number	Description
4.7	Investor Rights Agreement, dated as of November 10, 2015, by and among Lions Gate Entertainment Corp., Liberty Global plc, Discovery Communications, Inc., Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd. and affiliates of MHR Fund Management, LLC (incorporated by reference to Exhibit 10.1 of Form 8-K filed by Lions Gate on November 10, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 29, 2016	LIONS GATE ENTERTAINMENT CORP.

	By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	General Counsel and Chief Strategic Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

3.1	Form of Articles of Lions Gate (incorporated by reference to Exhibit A-5 to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

3.2	Form of Notice of Articles of Lions Gate (incorporated by reference to Exhibit A-4 to Exhibit 2.1 of Form 8-K filed by Lions Gate on July 1, 2016)

4.1

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Liberty Global plc, and Liberty Global Incorporated Limited (incorporated by reference to Exhibit 10.2 of Form 8-K filed by Lions Gate on July 1, 2016)

4.2

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, Discovery Communications, Inc., and Discovery Lightning Investments Ltd. (incorporated by reference to Exhibit 10.3 of Form 8-K filed by Lions Gate on July 1, 2016)

4.3

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto, including certain affiliates of Dr. John C. Malone (incorporated by reference to Exhibit 10.4 of Form 8-K filed by Lions Gate on July 1, 2016)

4.4

Voting Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Starz, and the stockholders listed on Schedule A thereto, including certain affiliates of Mark H. Rachesky, M.D., (incorporated by reference to Exhibit 10.5 of Form 8-K filed by Lions Gate on July 1, 2016)

4.5

Amendment to Voting and Standstill Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Liberty Global plc, Discovery Lightning Investments Ltd., Dr. John C. Malone, MHR Fund Management, LLC, Liberty Global Incorporated Limited, Discovery Communications, Inc. and certain affiliates of MHR Fund Management, LLC (incorporated by reference to Exhibit 10.7 of Form 8-K filed by Lions Gate on July 1, 2016)

4.6

Amendment No 1. to Investor Rights Agreement, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., MHR Fund Management, LLC, Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd., Liberty Global plc, Discovery Communications, Inc., and the affiliated funds of MHR Fund Management, LLC party thereto (incorporated by reference to Exhibit 10.8 of Form 8-K filed by Lions Gate on July 1, 2016)

4.7	Investor Rights Agreement, dated as of November 10, 2015, by and among Lions Gate Entertainment Corp., Liberty Global plc, Discovery Communications, Inc., Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd. and affiliates of MHR Fund Management, LLC (incorporated by reference to Exhibit 10.1 of Form 8-K filed by Lions Gate on November 10, 2015)